Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Pingtan Lanhua School

        We have audited the accompanying balance sheet of Pingtan Lanhua School (referred to as the “Company”) as of December 31, 2010 and the related statements of operations, members’ equity, and cash flows for the year ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of their operations and their cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/Sherb &Co., LLP
Certified Public Accountants
New York, New York
August 15, 2011

PINGTAN LANHUA SCHOOL
BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$226,091	$36,168
Accounts receivable	235,468	-
Prepaid expenses and other assets	7,771	52,704
Total Current Assets	469,330	88,872

Restricted cash	153,201	51,907
Property and equipment, net	602,992	604,434
Total Assets	$1,225,523	$745,213
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$131,310	$98,885
Taxes payable	1,633	1,559
Deferred revenue	493,383	169,246
Total Current Liabilities	626,326	269,690

MEMBERS' EQUITY
Members' equity	1,775,735	1,697,584
Accumulated deficit	(1,193,022)	(1,233,935)
Other comprehensive income - foreign currency	16,484	11,874
Total Members' Equity	599,197	475,523
Total Liabilities and Members' Equity	$1,225,523	$745,213

The accompanying notes are an integral part of these financial statements.

PINGTAN LANHUA SCHOOL
STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
Revenues	$498,150	$331,159	$1,530,181
Cost of revenues	332,908	351,572	1,441,694
Gross Profit	165,242	(20,413)	88,487

Bad debt expense	-	-	752,117
General and administrative expense	124,505	96,413	422,707

OPERATING INCOME (LOSS)	40,737	(116,826)	(1,086,337)

OTHER INCOME:
Other income (expense)	55	(18,388)	(27,155)
Gain on investment	-	-	466,571
Subsidy income	-	-	117,931
Interest income	121	-	572
Total Other Income	176	(18,388)	557,919

INCOME (LOSS) BEFORE INCOME TAXES	40,913	(135,214)	(528,418)

INCOME TAXES	-	-	-

NET INCOME (LOSS)	$40,913	$(135,214)	$(528,418)

The accompanying notes are an integral part of these financial statements.

PINGTAN LANHUA SCHOOL
STATEMENTS OF MEMBERS’ EQUITY

	Members' Equity	Accumulated Deficit	Other Comprehensive Income	Total Equity

Balance, December 31, 2009	$1,393,885	$(705,517)	$1,692	$690,060

Imputed rental expense	303,699			303,699
Comprehensive income:
Net loss for the year	-	(528,418)	-	(528,418)
Other comprehensive income, net of tax:
Foreign currency translation adjustment			10,182	10,182
Comprehensive loss	-	-	-	(518,236)

Balance, December 31, 2010	1,697,584	(1,233,935)	11,874	475,523

Imputed rental expense	78,151			78,151
Comprehensive income:
Net income for the three months ended	-	40,913	-	40,913
Other comprehensive income, net of tax:
Foreign currency translation adjustment			4,610	4,610
Comprehensive income	-	-	-	599,197

Balance, March 31, 2011 (unaudited)	$1,775,735	$(1,193,022)	$16,484	$599,197

The accompanying notes are an integral part of these financial statements.

PINGTAN LANHUA SCHOOL
STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$40,913	$(135,214)	$(528,418)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Gain on the sale of equity method investment	-	-	(466,571)
Depreciation	16,200	25,846	124,775
Bad debt expense	-	-	752,117
Imputed rental expense	77,899	69,262	296,219
Changes in assets and liabilities:
Accounts receivable	(234,708)	-	-
Due from related parties	-	(41,222)	47,278
Prepaid expenses and other current assets	45,282	(25,758)	(31,360)
Accounts payable and accrued expenses	7,219	2,262	(2,387)
Other payable	24,172	(11,843)	5,928
Taxes payable	59	(37,996)	(42,563)
Deferred revenue	321,502	364,988	4,497

NET CASH PROVIDED BY OPERATING ACTIVITIES	298,538	210,325	159,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(100,480)	(96,804)	(192)
Proceeds from the sale of equity method investment	-	-	889,545
Purchase of property and equipment	(9,088)	(136,712)	(226,262)
NET CASH (USED IN) PROVIDED BY
INVESTING ACTIVITIES	(109,568)	(233,516)	663,091

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of related party advances	-	(53,229)	(915,212)
NET CASH USED IN FINANCING ACTIVITIES	-	(53,229)	(915,212)

EFFECT OF EXCHANGE RATE ON CASH	953	352	1,983
NET INCREASE (DECREASE) IN CASH	189,923	(76,068)	(90,623)

CASH - beginning of period	36,168	126,791	126,791
CASH - end of period	$226,091	$50,723	$36,168

The accompanying notes are an integral part of these financial statements.

PINGTAN LANHUA SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 AND DECEMBER 31, 2010

NOTE 1 – ORGANIZATION AND OPERATIONS

Pingtan Lanhua School（“Lanhua School” or the “Company”）was established in 1998 by three individuals: Qiming Weng, Xingbiao Lin, and Qiudeng Chen. The school is located at Lianhua Mountain, Lancheng Village, Pingtan County, Fuzhou City, Fujian Province, China.  Lanhua School operates on a 447,477 square foot campus which includes all buildings, sports facilities and other structures and infrastructure improvements located on this land.

After 10 years of development, Lanhua School has approximately 3,500 students and approximately 200 teachers and support staff encompassing 6 grades and 60 classes under middle school and high school sections.  Lanhua School offers unified national education curriculum, such as language, mathematics, physics, English, history and biology.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements as of and for the three month periods ended March 31, 2011 and 2010 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.

Foreign currency translation

The Company’s functional currency is the Chinese Renminbi (“RMB”).  In accordance with Section 830-20-35 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), the financial statements have been translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the statements of operations.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in other comprehensive income or loss.

The RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into United States dollars (“US$”) has been made at the following exchange rates for the respective periods:

Year ended December 31, 2010
Balance sheet	RMB 6.66118 to US$1.00
Statements of operations, members’ equity and cash flows	RMB 6.77875 to US$1.00
Three months ended March 31, 2011
Balance sheet	RMB 6.5501 to US$1.00
Statement of operations, members’ equity and cash flows	RMB 6.5713 to US$1.00
Three months ended March 31, 2010
Statement of operations, members’ equity and cash flows	RMB 6.8191 to US$1.00

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

PINGTAN LANHUA SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 AND DECEMBER 31, 2010

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted cash

Restricted cash pertains to cash on deposit in a bank account which is directly supervised by the Ministry of Finance of People’s Republic of China.   This bank account requires a minimum balance which is not less than either 15% of the Company’s revenues or the aggregate amount of three months’ salaries for all of the Company’s employees. At March 31, 2011 and December 31, 2010, restricted cash amounted to $153,201 and $51,907, respectively.

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed using the straight-line method (after taking into account their respective estimated residual values) over the assets’ estimated useful lives.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company’s long-lived assets, which include property, equipment and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of March 31, 2011 and December 31, 2010.

Fair value of financial instruments

The Company has adopted ASC Topic 820, “Fair Value Measurements”, for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and taxes payable approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB 101”), as amended by SAB No. 104 (“SAB 104”) for revenue recognition.  Revenue is recognized when earned and is reported net of refunds.  The primary sources of the
Company’s revenues are as follows:

i.
Tuition: Tuition is generally paid in advance and is initially recorded as deferred revenue. The Company collects tuition twice a year, during the months of September and February. Tuition is refundable to students if they should withdraw, or be unable to complete their required courses. Tuition revenue for basic education services to middle school and high school is recognized ratably as the services are rendered, and is reported net of related surcharges and tuition refunds.

PINGTAN LANHUA SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 AND DECEMBER 31, 2010

ii.	Dormitory fee: The Company provides dormitory services to the students and recognizes revenue ratably as the services are rendered.

Deferred revenue reflects the unearned portion of the above sources of revenue.

Income taxes

The Company accounts for income taxes under ASC 740, “Expenses – Income Taxes”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

All Company operations are in the PRC and are governed by the Income Tax Law of the People’s Republic of China and local income tax laws (the PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, the Company is subject to tax at a maximum statutory rate of 25% (inclusive of state and local income taxes).

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory rate and the actual tax provision:

	For the Three Months Ended March 31		Year Ended December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
Income tax (benefit) provision at the statutory rate	$10,000	$(34,000)	$(132,000)
Permanent differences	20,000	18,000	262,000
(Decrease) increase of deferred tax asset	(30,000)	16,000	(130,000)
Tax provision	$-	$-	$-

The Company have a net operating loss (“NOL”) carry forward for PRC income taxes at December 31, 2010 expiring through the year 2014. Management estimates the NOL as of December 31, 2010 to be approximately $120,000. The utilization of the NOL’s may be limited because of a possible change and uncertainty in PRC tax laws.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Included in the deferred tax asset is the aforementioned NOL. The realization of the deferred tax assets is dependent on future taxable income and no changes in our tax status. The Company is not able to predict if such future conditions will exist sufficient to utilize the benefit. As such, the Company cannot determine if the benefit is more likely than not to be realized and accordingly they recognized a full valuation allowance for the deferred tax asset. Our deferred tax asset is as follows:

	March 31, 2011	December 31, 2010
	(Unaudited)
Deferred tax asset from NOL carry forwards	$-	$30,000
Valuation allowance	-	(30,000)
Deferred tax asset, net of allowance	$-	$-

PINGTAN LANHUA SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 AND DECEMBER 31, 2010

Comprehensive income (loss)

Comprehensive income (loss) consists of net income and foreign currency translation adjustments and is presented in the Statements of Members’ Equity.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. The Company has not recorded any contingencies as of March 31, 2011 and December 31, 2010.

Recently issued accounting pronouncements

The FASB issued Accounting Standards Update (“ASU”) No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, on July 21, 2010, requiring companies to improve their disclosures about the credit quality of their financing receivables and the credit reserves held against them.  The extra disclosures for financing receivables include aging of past due receivables, credit quality indicators, and the modifications of financing receivables.  This guidance is effective for interim and annual periods ending on or after December 15, 2010.  This update had no material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary,” which clarifies the scope of the guidance for the decrease in ownership of a subsidiary in ASC 810, “Consolidations,” and expands the disclosures required for the deconsolidation of a subsidiary or de-recognition of a group of assets.  This guidance was effective on January 1, 2010.   The Company adopted this guidance and it did not have an effect on the accompanying financial statements.

In January 2010, the FASB issued ASU No. 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash,” which clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying ASC 505, “Equity,” and ASC 260, “Earnings Per Share.”  This guidance is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.  The application of the requirements of this guidance had no effect on the accompanying financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such proposed standards would be material to its financial statements.

PINGTAN LANHUA SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 AND DECEMBER 31, 2010

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment, consists of the following:

	Estimated Life	March 31, 2011	December 31, 2010
		(unaudited)
Buildings	10-20 Years	$415,559	$411,681
Equipment	3-10 Years	1,018,357	1,004,323
Other		3,621	3,587
Construction in progress		16,085	11,434
		1,453,622	1,431,025
Less: Accumulated Depreciation		(850,630)	(826,591)
		$602,992	$604,434

For the year ended December 31, 2010 and the three months ended March 31, 2011 and 2010, depreciation expense was $124,775, $16,200 and $25,846, respectively.

NOTE 4 – DEFERRED REVENUE

Deferred revenue consists of the following:

	March 31, 2011	December 31, 2010
	(unaudited)
Tuition	$480,300	$164,549
Dormitory	13,083	4,697
Total	$493,383	$169,246

NOTE 5 – IMPUTED RENT EXPENSE

Lanhua School operates on a 447,477 square foot campus which includes all buildings, sports facilities and other structures and infrastructure improvements located on this land which are owned by the members of Lanhua School. The owners of the property have agreed to waive the rental fee of RMB 60 per square meter for Lanhua School’s use of their improvements. The Company has recognized the fair value of the rental fee as imputed rent expense and a corresponding equity contribution from the members of Lanhua School. For the year ended December 31, 2010 and the three months ended March 31, 2011 and 2010, the imputed rent expense was approximately $303,699, $78,151 and $69,283, respectively.

NOTE 6 – GAIN ON INVESTMENT

In 2003, the Company invested RMB 13,200,000 (approximately $1,970,149) in Fuqing Huxia School (“Fuqing Huaxia”), which had registered capital of RMB 33,000,000. The Company had a 40% ownership interest in Fuqing Huaxia and accounted for the investment as an equity method investment. During 2006, Fuqing Huaxia reduced its registered capital to RMB 20,000,000 and the Company sold a 10% ownership interest in Fuqing Huxia to a third party. In 2010, the Company sold its remaining 30% ownership interest in Fuqing Huaxia to a third party for RMB 6,000,000 (approximately $889,545).  The carrying balance of the investment at the time of the sale was $422,974, and the Company recorded a gain on the sale of this investment in the amount of $466,571.

NOTE 7 – CONCENTRATIONS AND CREDIT RISK

(i) Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of March 31, 2011 and December 31, 2010, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

PINGTAN LANHUA SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011 AND DECEMBER 31, 2010

(ii) Foreign currency risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Renminbi (RMB) converted to U.S. dollars on that date.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

NOTE 8 – SUBSEQUENT EVENT

On May 31, 2011, the members of Lanhua School entered into a series of agreements with China Education International, Inc., a Nevada Corporation, and its subsidiaries, China Education Schools, Ltd, a British Virgin Islands Company, and Hangzhou Kunjiang Education and Technology Co., Ltd. (“Hangzhou Technology”), a wholly foreign owned enterprise under the laws of the PRC, (collectively “China Education”) which permits China Education to operate the Lanhua School and gave China Education the right to purchase all of the membership equity interests from the Lanhua school members as summarized below (the “Lanhua School Agreements”).

Due to Chinese regulatory restrictions on foreign investments in education for students in grades one to twelve, China Education is prohibited from direct ownership of the Lanhua School, however the Lanhua School Agreements provide China Education with effective control over the Lanhua School’s operations.  The Lanhua School Agreements include:

Exclusive Cooperation Agreement.  Pursuant to the exclusive cooperation agreement, dated May 31, 2011, between Hangzhou Technology and the Lanhua School, Hangzhou Technology has the exclusive right to provide to the Lanhua School technical and systems support, marketing consulting services, training for technical personnel and technical consulting services and to lend the Lanhua School funds from its fees under this agreement.  As payment for these services, the Lanhua School has agreed to pay Hangzhou Technology a service fee equal to 65% the Lanhua School’s pre-tax profit (90% if there are no taxes due). The initial term of this agreement is 20 years and the term can be renewed upon expiration by mutual agreement of the parties. Hangzhou Technology has the unilateral right to adjust the level of the service fee based on the level of operations at the Lanhua School.  The agreement can be terminated by mutual agreement, by written notice from the non-breaching party upon a breaching party’s failure to cure its breach, or by either party’s written notice upon non-performance of the agreement for 30 days as a result of any force majeure.

Share Pledge Agreement.    Pursuant to the share pledge agreement, dated May 31, 2011, among Hangzhou Technology and Qiming Weng, Xingbiao Lin and Qiude Chen, who collectively own 100% of the equity of the Lanhua School (the “Founders”), the Founders pledged all of their equity interest in the Lanhua School to Hangzhou Technology to secure the performance of the Lanhua School under the Exclusive Cooperation Agreement. The Founders also agreed not to transfer, dispose of or otherwise directly or indirectly create any encumbrance over their equity interest in the Lanhua School, or take any actions that may reduce the value of their equity interest in the Lanhua School without the prior written consent of Hangzhou Technology.

 Power of Attorney.    Pursuant to the power of attorney dated May 31, 2011, the Founders irrevocably entrusted all the rights to exercise their voting power of the Lanhua School to China Education for an indefinite period of time.

Option Agreement. Pursuant to an agreement entered into between the Founders and Crown Union Resources Limited, a British Virgin Islands company (“Crown Union”), the Founders have a five year right to acquire up to 3,600,000 shares of our unregistered common stock (the “Acquisition Shares”) from Crown Union to be issued by China Education in consideration for the Lanhua School Agreements.

Call Option Agreement.    Pursuant to the call option agreement dated May 31, 2011 between China Education and the Founders, China Education or its designee has an option to purchase from the Founders, to the extent permitted under the laws of the Peoples Republic of China, all or part of their 100% equity interest in the Lanhua School (the “Equity Interest”) in one or more installments.  As payment for the rights under the Call Option Agreement, the Founders agreed that China Education shall have the right to offset the value of any other consideration they are entitled to receive in connection with this and its related agreements against the transfer price for the Equity Interest to the fullest extent permitted by Chinese law, and China Education and any third party designated by China Education shall not be required to make any cash payment to the Founders separately.

As initial consideration for entering into these agreements, the Founders received 2,000,000 shares of China Education Stock valued at $1.6 million.